Exhibit (g)(10)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

MELLON BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF OCTOBER 10, 2003

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	Additional Custodians:
None
B.	Special Subcustodians:
None
C.	Foreign Subcustodians:

Country	Subcustodian	Eligible Securities Depositories
ARGENTINA	BankBoston, Buenos Aires Branch	Caja de Valores (CDV) Central de Registracion y Liquidation (CRYL)
AUSTRALIA	National Australia Bank, Ltd., Melbourne	Austraclear Limited ASX Settlement and Transfer Corporation (ASTC)
AUSTRIA	Bank Austria Creditanstalt, Vienna	(OeKB) Oesterreische Kontrollbank
BAHRAIN	Standard Chartered Bank

BANGLADESH	Standard Chartered Bank, Dhaka Branch	___
BELGIUM	Fortis Bank, Brussels	Caisse Interprofessionelle de Depots et de Virement de Titres S.A. (CIK) National Bank of Belgium (NBB)
BERMUDA	Bank of Bermuda, Limited, Hamilton	Bermuda Securities Depository (BSD)
BOLIVIA	Citibank, N.A., Bolivia La Paz Branch	---
BOTSWANA	Barclays Bank of Botswana Limited, Gaborone	---
BRAZIL	Citibank, N.A. Sao Paulo Branch ABN AMRO Real Bank	Companhia Brasileira de Liquidacao e Custodia (CBLC) Central of Custody and Financial Settlement of Securities (CETIP)
Sistema Especial de Liquidacao e de
Custodian (SELIC)

CANADA	CIBC Mellon Global Securities Services Company, Toronto	The Canadian Depository for Securities Ltd. (CDS)
CHILE	BankBoston, N.A. Santiago Branch	Deposito Central de Valores (DCV)
CHINA, SHANGHAI	HSBC, Shanghai Branch	The China Securities Depository and Clearing Corporation LTD ( CSDCC)
CHINA, SHENZHEN	HSBC, Shenzhen Branch	Shenzhen Securities Central Clearing Company Limited (SSCC)

CLEARSTREAM		Clearstream Banking S.A., Luxembourg

COLOMBIA	BankBoston Trust S.A., Santafe de Bogota	Deposito Centralizado de Valores de Colombia (DECEVAL) Deposito Central de Valores (DCV)
COSTA RICA	Banco BCT, S.A.	Central de Valores (CEVAL)

CROATIA	Splitska Banka d.d.	The Central Depository Agency (SDA)
CZECH REPUBLIC	Ceskoslovenska Obchodni Banka, A.S., Prague	Stredisko Cennych Papiru (SCP) Czech National Bank (CNB)
DENMARK	Skandinaviska Enskilda Banken (SEB)	The Danish Securities Centre (Vaerdipapircentralen, VP)
ECUADOR	Citibank, N.A., Quito Citibank, N.A., Guayaquil

EGYPT	Citibank, N.A. - Egypt Branch, Cairo	The Misr Clearance & Settlement Depository (MCSD)
ESTONIA	Hansabank	The Estonian Central Depository
for Securities (ECDS)

EUROCLEAR	Euroclear Bank S.A.	Euroclear Bank S.A., Belgium

FINLAND	Nordea Bank Finland PLC Helsinki	Finland Central Security Depository Ltd. (APK)
FRANCE	BNP Paribas Securities Services Paris	Euroclear France SA

GERMANY	Dresdner Bank AG, Frankfurt am Main	Clearstream Banking AG Frankfurt (CFB)
GHANA	Barclays Bank of Ghana Limited, Accra

GREECE	National Bank of Greece, Athens ABN AMRO Bank N.V. Athens	Central Securities Depository S.A. (CSD) Bank of Greece (BoG)

HONG KONG	HSBC, Hong Kong	Hong Kong Securities Clearing Co. (HKSCC) Central Money Market Unit (CMU)
HUNGARY	HVB Bank Hungary Rt. Budapest	Central Depository and Clearing House Limited (KELER)
ICELAND	Islandsbanki HF, Reykjavik	Icelandic Securities Depository Ltd.

INDIA	HSBC, Mumbai Branch ABN AMRO Bank N.V., Mumbai	National Securities Depository Limited (NSDL) Central Securities Depository Limited (CSDL) Reserve Bank of India (RBI)

INDONESIA	HSBC, Jakarta Branch ABN AMRO Bank NV, Jakarta	PT Kustodian Sentral Efek Indonesia (KSEI) Bank Indonesia (BI)
IRELAND	Bank of Ireland , Dublin	CRESTCo Euroclear Operations Center (EOC)
ISRAEL	Bank Hapoalim B.M., Tel Aviv	Tel Aviv Stock Exchange Clearing House, Ltd. (TASECH)
ITALY	BNP Paribas Securities Services Milan Branch	Monte Titoli S.p.A.
JAPAN	HSBC, Tokyo	Japan Securities Depository Centre (JASDEC) Bank of Japan (BoJ)
JORDAN	Arab Bank PLC, Amman	Jordan Securities Depository Center
KAZAKHSTAN	HSBC Bank Kazakhstan	Central Depository of Securities
(CDS)

KENYA	Barclays Bank of Kenya Limited, Nairobi	The Central Bank of Kenya
LEBANON	HSBC, Beirut	Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East (Midclear)

LUXEMBOURG	Banque Generale du Luxembourg S.A., Luxembourg	Clearsteam Banking S.A., Luxembourg
MALAYSIA	Standard Chartered Bank Malaysia Berhad, Kuala Lumpur	Malaysian Central Depository Sdn Bhd (MCD) Bank Negara Malaysia (BNM)
MAURITIUS	HSBC, Port Louis	The Central Depository & Settlement Co Ltd. (CDS) The Bank of Mauritius (BoM)
MEXICO	Banco Santander Mexicano Mexico City	SD Indeval, S.A. de C.V.
MOROCCO	Citibank Maghreb, Casablanca	Maroclear
NAMIBIA	The Standard Bank (Namibia) Limited, Windhoek	---
NETHERLANDS	ABN Amro Bank, Breda	Euroclear Netherlands (formerly Nederlands Centrall Instituut voor Giraal Effectenverkeer B.V. NECIGEF)
NEW ZEALAND	National Nominees, Ltd., Auckland	New Zealand Central Securities Depository Ltd. (NZCSD) (NZCSD)
NORWAY	Nordea Bank Norge ASA Oslo	Norwegian Central Securities Depository, Verdipapirsentralen (VPS)
OMAN	HSBC Bank Middle East, Ruwi	The Muscat Depository and Securities Registration Company (MDSRC)

PAKISTAN	Deutsche Bank AG, Karachi Branch	The Central Depository Company of Pakistan Limited (CDC) State Bank of Pakistan (SBP)

PANAMA	BankBoston, Panama	Central Latinoamericana de Valores, S.A. (Latinclear)
PERU	BankBoston, Lima	Caja de Valores y Liquidaciones (CAVALI)
PHILIPPINES	HSBC, Manila Branch	The Philippines Central Depository (PCD) Registry of Scripless Securities (RoSS)
POLAND	Bank Polska Kasa Opieki S.A., Warsaw	National Depository of Securities (NDS) Central Register for Treasury Bills (CRBS)
PORTUGAL	Banco Comercial Portugues S.A., Lisbon	Sociedade Gestora de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios (INTERBOLSA)
ROMANIA	HVB Bank Romania S.A. Bucharest	The National Company for Clearing, Settlement and Depository for Securities (SNCDD) National Bank of Romania Bucharest Stock Exchange
RUSSIA	ABN AMRO Bank A.O., Moscow	Depository Clearing Company (DCC)
National Depository Center (NDC)
The Bank for Foreign Trade (VTB)

SINGAPORE	The Development Bank of Singapore, Singapore	Central Depository (Pte) Ltd. (CDP) Monetary Authority of Singapore
SLOVAKIA	Ceskoslovenska obchodna banka a.s., Bratislava	Slovak Center for Securities National Bank of Slovakia (NBS)
SLOVENIA	Bank Austria Creditanstalt d.d. Ljubljana	The Central Securities Clearing Corporation (KDD)
SOUTH AFRICA	Societe Gererale Johannesburg	The Central Depository Limited (CDL) Share Transactions Totally Eletronic (STRATE)
SOUTH KOREA	HSBC, Seoul	Korea Securities Depository (KSD)

SPAIN	Santander Central Hispano Investment, S.A., Madrid	Servicio de Compensacion Y Liquidacion de Valores (SCLV) Central Bank (Banco de Espana)
SRI LANKA	HSBC, Colombo Branch	Central Depository System (Pvt) Ltd. (CDS)
SWEDEN	Skandinaviska Enskilda Banken (SEB) Stockholm	Swedish Central Depository and Clearing Organization (VPC)
SWITZERLAND	Bank Leu AG, Zurich	Swiss Securiites Services Corporation SegaIntersettle AG (SIS)
TAIWAN	Central Trust of China, Taipei ABN AMRO Bank N.V., Taipei	Taiwan Securities Central Depository Co. (TSCD)

THAILAND	HSBC, Bangkok Branch	The Thailand Securities Depository Co., Ltd (TSD)
TRINIDAD & TOBAGO	Republic Bank Limited Port of Spain	The Central Bank of Trinidad and Tobago The Trinidad and Tobago Central Depository Limited

TUNISIA	Banque Internationale Arabe de Tunisie	Societe Tunisenne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres (STICODEVAM)

TURKEY	Citibank Turkey, Istanbul	Instanbul Stock Exchange Settlement and Custody Bank (Takasbank) Central Bank of the Republic of Turkey (CBRT)
UGANDA	Barclays Bank of Uganda Ltd

UKRAINE	Joint Stock Commercial Bank	The National Bank of the Ukraine
	HypoVereinsbank, Ukraine (JSCB HVB)	Depository (NBU)
The Interregional Securities Union (IRSU)

UNITED KINGDOM	Mellon Global Securiites Services, London	Central Moneymarkets Office (CMO) CRESTCo.

UNITED STATES	Mellon Bank N.A.	Depository Trust Company (DTC) National Securities Clearing Corporation (NSCC)
URUGUAY	BankBoston, N.A. Montevideo Branch	Banco Central del Uruguay (BCU) ABN AMRO - Agency Bolsa de Valores
VENEZUELA	Citibank, N.A., Caracas	Caja de Venezolana de Valores (CVV) Central Bank of Venezuela
VIETNAM	Standard Chartered Bank, Hanoi Branch	The Ho Chi Minh Securities Trading Center (HCMC STC)
ZAMBIA	Barclays Bank of Zambia Ltd., Lusaka	The Lusaka Stock Exchange Central Shares Depository Limited (LuSE CD) The Bank of Zambia
ZIMBABWE	Barclays Bank of Zimbabwe Ltd., Harare	---

D. Transnational Depositories:

Euroclear Clearance System, Belgium

Clearstream, Luxembourg

Each of the Investment Companies Listed on
Appendix "A" on Behalf
of each of Their Respective Portfolios

By:	/s/John Costello
Name:	John Costello
Title:	Assistant Treasurer

MELLON BANK, N.A.
By /s/Christopher Healy Name: Christopher Healy Title: First Vice President